EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Performant Financial Corporation:

We consent to the use of our report incorporated by reference dated March 13, 2014 and to the reference to our firm under the heading “Experts” in the Registration Statement.
/s/ KPMG LLP
San Francisco, California
November 25, 2014